UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 12, 2009

Acorda Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15 Skyline Drive, Hawthorne, NY		10532
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (914) 347-4300

Not Applicable

Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 12, 2009, Acorda Therapeutics, Inc. (the “Registrant”) issued a press release announcing that it would be providing an update on the company’s business and pipeline on January 12, 2009 at the 27th Annual JPMorgan Healthcare Conference in San Francisco, CA.  In the press release, in describing those updates, the Registrant announced that it plans to submit a New Drug Application (NDA) for its drug Fampridine-SR in the U.S. in the first quarter 2009 and that regulatory approval applications for that drug are expected to be filed in Europe and Canada in 2009.  The Registrant also announced that it expects to make an Investigative New Drug (IND) filing for its drug GGF2 in 2009 for a cardiac indication.  It further announced that its Zanaflex® franchise commercial operations were cash-flow positive on an operating basis in 2008 and are expected to remain cash-flow positive on an operating basis in 2009.  Finally, the Registrant provided an update on enrollment in its ongoing Fampridine-SR open-label extension studies.

A copy of the Registrant’s press release is filed as Exhibit 99.1 hereto and incorporated by reference into this item 8.01.

Item 9.01 Financial Statements and Exhibits

99.1 Press Release dated January 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

January 12, 2009	By:	/s/ David Lawrence

Name: David Lawrence
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 12, 2009